SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   September 4, 1998

Commission File Number: 0-19582


                         OLD DOMINION FREIGHT LINE, INC.
             (Exact name of registrant as specified in its charter)

             VIRGINIA                                         56-0751714
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                             1730 Westchester Drive
                              High Point, NC 27262
                    (Address of principal executive offices)

                         Telephone Number (336) 889-5000












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Item 5.  Other Events

      On August 24, 1998, Old Dominion Freight Line, Inc. (the "Registrant" or the "Company" ) completed an agreement to purchase selected assets of Goggin Truck Line Company, Inc. ("Goggin"), a regional less-than-truckload carrier based in Shelbyville, Tennessee. Goggin operated 44 service centers in 11 states, primarily in the Southeast. The Company will operate eight of the previous Goggin Service Centers as new locations and will consolidate the remaining Goggin Service Centers into existing Company operations. The purchase price of $25,250,000 for the assets was determined in arms-length negotiations between the parties and consisted of approximately $17,305,000 that was paid from existing cash and borrowings on lines of credit and approximately $7,945,000 in assumed Goggin debt and capital lease obligations.


                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Old Dominion Freight Line, Inc.
                                                (Registrant)

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DATE: September 4, 1998                   J. WES FRYE
      -----------------                   -----------------------------------------------
                                          J. Wes Frye
                                          Senior Vice President - Finance and Chief
                                          Financial Officer (Principal Financial Officer)

DATE: September 4, 1998                   JOHN P. BOOKER III
      ------------------------------      -----------------------------------------------
                                          John P. Booker III
                                          V.P. - Controller (Principal Accounting Officer)

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